                                                                       Exhibit 8

                         AGREEMENT TO PURCHASE SHARES
                         ----------------------------

     The Lincoln National Life Insurance Company ("LNL"), on its behalf and on behalf of Lincoln National Flexible Premium Variable Life Account J (a/k/a Lincoln Life Flexible Premium Variable Life Account J, the "Variable Account"), and American Variable Insurance Series a/k/a Lincoln Life Flexible Premium Variable Life Account J, or (the "Series"), agree that shares of the Series shall be made available to serve as an underlying investment medium for variable life insurance contracts to be offered by LNL through the Variable Account subject to the following provisions:

     1. LNL represents and warrants that it is an insurance company duly organized and existing under Indiana law and that it has legally and validly established the Variable Account a permitted under Indiana law and has registered the Variable Account as a unit investment trust in accordance with the provisions of the Investment Company Act of 1940, as amended (the "1940 Act"), to serve as a segregated investment account for certain variable life contracts (the "Contracts"). LNL further represents and warrants that the Contracts will be registered under the Securities Act of 1933, as amended (the "1933 Act"), and the Contracts will be issued and sold in compliance with all applicable federal and state laws. The Contracts will provide for the allocation of net amounts received by LNL thereunder to separate divisions of the Variable Account designated as "sub-accounts" for investment in the shares of registered investment companies elected by LNL ("underlying funds"). The various funds of the Series will be underlying funds for the sub-accounts.

     2. Series shares may be purchased and redeemed by LNL in accordance with the provisions of the then current prospectus of the Series. The Series anticipates that it will make it shares available indefinitely for purchase by LNL hereunder, but the Series reserves the right to suspend or terminate sales of its shares hereunder at any time or times when its Board of Directors makes a good faith determination that further sales would be to the detriment of current holders of Series shares. Payment for Series shares shall be made by LNL within five days after placement of the order for Series shares. The Series reserves the right to delay issuance or transfer of Series shares and/or to delay the accrual and/or declaration of dividends in accordance with any policy set forth in its then current prospectus with respect to such shares until any payment check has cleared. If payment is not received by the Series or an agent of the Series within the five day period, the Series may, without notice, cancel the order and require LNL to reimburse the Series promptly for any loss suffered by the Series resulting from such failure to make timely payment. The Series represents and warrants that the Series shares sold hereunder shall be registered under the 1933 Act and duly authorized for issuance in accordance with Maryland law.

     3. LNL and its agents shall make no representation concerning the Series or Series shares except those contained in the then current prospectus of the Series or in current printed sales literature of the Series, or as otherwise approved by the Series in writing.

     4. Administrative services to owners of and participants under Contracts shall be the responsibility of LNL and shall not be the responsibility of the Series. The Series will furnish LNL copies of its proxy material, reports to stockholders and other communications to stockholders in such quantities as LNL shall reasonably require for distribution to owners of or participants under the Contracts and LNL will distribute these materials to such owners or participants as required. LNL will vote Series shares, to the extent required by law, in accordance with instructions received from Contract owners. LNL will vote Series shares for which no instructions have been received in the same proportion as Series shares for which instructions have been received from Contract owners. LNL and persons under its control will in no way recommend action in connection with the solicitation of proxies for Series shares held in the Variable Account.

     5. The Series shall amend the Registration Statement for its shares under the 1933 Act and the 1940 Act from time to time as required in order to effect the continuous offering of its shares and shall provide LNL with as many copies of its current prospectus as LNL may reasonably request.

     6. This Agreement may be terminated as to the issuance of Series shares as follows:

     (a) at the option of LNL or the Series upon 90 days' written notice to the other party;

     (b) at the option of LNL if Series shares are not available for any reason to meet the requirements of the Contracts as determined by LNL; or

     (c) at the option of the Series upon institution of any proceedings against LNL relating to the Variable Account or the issuance and sale of the Contracts, by the National Association of Securities Dealers, Inc., the Securities and Exchange Commission, the Indiana Insurance Commissioner or any other regulatory body.

     7.   (a)  LNL agrees to indemnify and hold harmless






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the Series and each of its directors who is not an "interested person" of the
Series, as defined in the 1940 Act (collectively the "Indemnified Parties") against any losses, claims, damages, liabilities (including amounts paid in settlement thereof with the written consent of LNL) or expenses or actions with respect thereto to which such Indemnified Parties may become subject, under the Federal securities laws or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements:

(i) arise out of or are based upon any untrue statemen or alleged untrue statement of any material fact contained in the Registration Statement or prospectus of the Variable Account or contained in the Contracts or sales literature (or any amendment or supplemental to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to an Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with written information furnished to LNL by such Indemnified Party expressly for use in the Registration Statement or prospectus for the Variable Account or the Contracts or sales literature (or any amendment or supplement);

(ii) arise out of or as a result of conduct, statements, or representations (other than statements or representations contained in the prospectus of the Series and sales literature not supplied by LNL) of LNL or persons under its control, with respect to the sale and distribution of the Contracts, or

(iii) arise as a result of any failure by LNL to provide the services and furnish the materials set forth in paragraph "4." hereof.

      LNL will reimburse any legal or other expenses reasonably incurred by the Indemnified Parties in connection with investigating or defending any such loss, claim, damage, liability or action. This indemnity agreement is in addition to any liability which LNL may otherwise have.

      (b) In timely fashion after receipt by any of the Indemnified Parties of notice of the commencement of any action or the making of any claim for which indemnity may apply under this paragraph, the Indemnified Parties will, if a claim in respect thereof is to be made against LNL,
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notify LNL of the commencement thereof; but the omission so to notify LNL will not relieve LNL from any liability which it may have to the Indemnified Parties otherwise than under this Agreement. In case any such action is brought against the Indemnified Parties, and LNL is notified of the commencement thereof, LNL will be entitled to participate therein and to assume the defense thereof, with counsel satisfactory to the party named in the action, and after notice form LNL to such party of LNL's election to assume the defense thereof, LNL will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

     This Agreement shall become effective on April 30, 1995.

                                                     THE LINCOLN NATIONAL LIFE
                                                     INSURANCE COMPANY ON BEHALF
                                                     OF ITSELF AND OF LINCOLN
                                                     NATIONAL FLEXIBLE PREMIUM
                                                     VARIABLE LIFE ACCOUNT J



                                                     By  /s/ Edward B. Martin
                                                         --------------------
                                                         Edward B. Martin
                                                         Vice President



                                                     AMERICAN VARIABLE INSURANCE
                                                     SERIES



                                                     By  /s/
                                                         ----------------------
                                                     President